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                                                                    EXHIBIT 99.7


                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]




The Board of Directors
Genomica Corporation
1715 38th Street
Boulder, Colorado 80301

Members of the Board:

CIBC World Markets Corp. ("CIBC World Markets") hereby consents to the reference to the opinion letter of CIBC World Markets dated November 19, 2001 to the Board of Directors of Genomica Corporation ("Genomica") under the caption "SUMMARY -- Opinion of Genomica's Financial Advisor" and "THE TRANSACTION -- Opinion of Genomica's Financial Advisor" in the Prospectus on Form S-4 of Exelixis, Inc. ("Exelixis") relating to the merger transaction involving Genomica and Exelixis. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                            Very truly yours,




                                            /s/ CIBC World Markets Corp.
                                            --------------------------------
                                            CIBC WORLD MARKETS CORP.



New York, New York
December 20, 2001